Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Shig Hamamatsu, certify pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Ooma, Inc. for the fiscal year ended January 31, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and result of operations of Ooma, Inc.

Date: April 8, 2022	By:	/s/ Shig Hamamatsu
Shig Hamamatsu
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)